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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-62261 and File No. 333-74199), and in post effective amendment No. 2 on Form S-3 to the Registration Statement on Form SB-2 (File No. 333-20187) of Univec, Inc. and Subsidiary, of our report, dated May 19, 1999, on the consolidated financial statements of Univec, Inc. and Subsidiary as of December 31, 1998, and for the two years then ended, which report appears in Amendment No. 1 to the Annual Report of Univec, Inc. on Form 10-KSB for the year ended December 31, 1998 and to all references to our firm included in these Registration Statements.



                                                 s/ Most Horowitz & Company, LLP
                                                 -------------------------------
                                                    Most Horowitz & Company, LLP


New York, New York
November 12, 1999